Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Analysts: Alvaro Ortega, Alvaro.Ortega@Avangrid.com, 207-629-7412

Media: Leo Rosales, Leo.Rosales@Avangrid.com, 518-419-2401

AVANGRID REPORTS SECOND QUARTER 2023 FINANCIAL RESULTS

•	Completed multi-year rate plan in Maine

•	Achieved various successful outcomes for the New England Clean Energy Connect transmission project; positive legislation supporting cost recovery

•	Termination of Commonwealth Wind PPAs filed with regulator by the Massachusetts EDCs

•	Construction of Vineyard Wind 1 806 MW offshore wind project on track for 2024 COD: offshore installation commenced

•	Filed joint rate settlement proposal in New York

•	Announced plans to repower over half of installed capacity through 2032

•	Extended PNM Resources merger agreement through December 31, 2023

Orange, CT – July 26, 2023 - Today Avangrid, Inc. (NYSE: AGR), a leading sustainable energy company, and a member of the group of companies controlled by IBERDROLA, S.A., reported consolidated U.S. GAAP net income of $85 million, or $0.22 per share, compared to $184 million, or $0.48 per share, for the second quarter ended June 30, 2022. For the first half of 2023, consolidated net income was $330 million, or $0.85 per share, compared to $629 million, or $1.63 per share, for the first half of 2022. Results for the first half of 2023 do not include the gain from the restructuring of the Company’s New England offshore wind lease partnership agreement of $181 million that was included in the results for the first half of 2022.

“We continued to make significant progress on many core business and strategic initiatives, while year-to-date results primarily reflect the timing impacts of regulatory approvals and renewables transactions expected later in the year,” said Pedro Azagra, chief executive officer of Avangrid. “For the remainder of the year, we will focus on execution in order to meet our financial targets while leveraging long-term opportunities for additional future growth.”

On a non-U.S. GAAP adjusted basis, consolidated net income for the second quarter ended June 30, 2023, was $80 million, or $0.21 per share, compared to $178 million, or $0.46 per share, for the second quarter ended June 30, 2022. For the first half of 2023, non-U.S. GAAP adjusted net income was $328 million, or $0.85 per share, compared to $628 million, or $1.62 per share, for the first half of 2022.

Networks

Networks earnings for the second quarter and first half of 2023 were $76 million, or $0.20 per share and $271 million, or $0.70 per share, respectively. Networks results for the second quarter and first half of 2023 were impacted by the execution of rate plans, increased uncollectibles, depreciation and operations and maintenance expenses.

Renewables

Renewables earnings for the second quarter and first half of 2023 were $69 million, or $0.18 per share and $118 million, or $0.30 per share, respectively. Renewables results for the second quarter of 2023 were impacted by lower wind generation output and a decrease in merchant prices, as well as a scheduled maintenance outage for a thermal plant. Results for the first half of 2023 were impacted by thermal and asset management results and did not include the gain on offshore wind restructuring mentioned above.

Non-U.S. GAAP adjusted earnings and adjusted earnings per share exclude mark-to-market adjustments in the Renewables segment, merger costs, and COVID-19 impacts. For additional information, see “Use of Non-U.S. GAAP Financial Measures” and “Reconciliation of Non-U.S. GAAP Financial Measures” at the end of this release.

Earnings Webcast

Avangrid will webcast an audio-only financial presentation in conjunction with releasing second quarter earnings tomorrow, Thursday, July 27, 2023, beginning at 10:00 A.M. Eastern time. The listen-only webcast will feature a presentation from members of the executive team followed by a question-and-answer session. The webcast can be accessed through the Investor Relations section of Avangrid’s website. A replay will be available for 90 days in the Investors section of the Avangrid website.

# # #

About Avangrid: Avangrid, Inc. (NYSE: AGR) aspires to be the leading sustainable energy company in the United States. Headquartered in Orange, CT with approximately $42 billion in assets and operations in 24 U.S. states, Avangrid has two primary lines of business: networks and renewables. Through its networks business, Avangrid owns and operates eight electric and natural gas utilities, serving more than 3.3 million customers in New York and New England. Through its renewables business, Avangrid owns and operates a portfolio of renewable energy generation facilities across the United States. Avangrid employs more than 7,500 people and has been recognized by JUST Capital in 2021, 2022 and 2023 as one of the JUST 100 companies – a ranking of America’s best corporate citizens. In 2023, Avangrid ranked first within the utility sector for its commitment to the environment. The company supports the U.N.’s Sustainable Development Goals and was named among the World’s Most Ethical Companies in 2023 for the fifth consecutive year by the Ethisphere Institute. Avangrid is a member of the group of companies controlled by Iberdrola, S.A. For more information, visit https://www.avangrid.com.

Forward Looking Statements

Certain statements in this release may relate to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “would,” “could,” “can,” “expect(s),” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),” “assume(s),” “guide(s),” “target(s),” “forecast(s),” “are (is) confident that” and “seek(s)” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition of the business and other statements that are not historical facts. Such statements are based upon the current reasonable beliefs, expectations, and assumptions of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors are discussed and should be reviewed in our Form 10-K and other subsequent filings with the SEC. Specifically, forward-looking statements include, without limitation:

•	the future financial performance, anticipated liquidity and capital expenditures;

•	actions or inactions of local, state or federal regulatory agencies;

•	the ability to recruit and retain a highly qualified and diverse workforce in the competitive labor market;

•	changes in amount, timing or ability to complete capital projects;

•

adverse developments in general market, business, economic, labor, regulatory and political conditions including, without limitation, the impacts of inflation, deflation, supply-chain interruptions and changing prices and labor costs, including the Department of Commerce’s anti-circumvention petition that could adversely impact renewable solar energy projects;

•	the impacts of climate change, fluctuations in weather patterns and extreme weather events;

•	technological developments;

•

the impact of extraordinary external events, such as any cyber breaches or other incidents, grid disturbances, acts of war or terrorism, civil or social unrest, natural disasters, pandemic health events or other similar occurrences, including the ongoing geopolitical conflict with Russia and Ukraine;

•

the impact of any change to applicable laws and regulations, including those subject to referendums and legal challenges, affecting the ownership and operations of electric and gas utilities and renewable energy generation facilities, respectively, including, without limitation, those relating to the environment and climate change, taxes, price controls, regulatory approval and permitting;

•

our ability to close the proposed Merger (as defined in “Note 1, current 10Q - Background and Nature of Operations” to the accompanying unaudited condensed consolidated financial statements under Part I, Item 1 of this report), the anticipated timing and terms of the proposed Merger, our ability to realize the anticipated benefits of the proposed Merger and our ability to manage the risks of the proposed Merger;

•	its impact on business and economic conditions, including but not limited to impacts from consumer payment behavior and supply chain delays, and the pace of recovery from the pandemic;

•	the implementation of changes in accounting standards;

•	adverse publicity or other reputational harm; and

•	other presently unknown unforeseen factors.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this report, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Other risk factors are detailed from time to time in our reports filed with the SEC, and we encourage you to consult such disclosures.

Use of Non-U.S. GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we consider adjusted net income and adjusted earnings per share, adjusted EBITDA and adjusted EBITDA with Tax Credits as financial measures that are not prepared in accordance with U.S. GAAP. The non-GAAP financial measures we use are specific to Avangrid and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries by eliminating the impact of certain non-cash charges. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We define adjusted net income as net income adjusted to exclude mark-to-market earnings from changes in the fair value of derivative instruments used by Avangrid to economically hedge market price fluctuations in related underlying physical transactions for the purchase and sale of electricity costs incurred in connection with the COVID-19 pandemic and costs incurred related to the PNMR Merger. We believe adjusted net income is more useful in understanding and evaluating actual and projected financial performance and contribution of Avangrid core lines of business and to more fully compare and explain our results. The most directly comparable U.S. GAAP measure to adjusted net income is net income. We also define adjusted earnings per share, or adjusted EPS, as adjusted net income converted to an earnings per share amount.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, Avangrid’s U.S. GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to Avangrid, and should be considered only as a supplement to Avangrid’s U.S. GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

Non-GAAP financial measures are not primary measurements of our performance under U.S. GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with U.S. GAAP.

Investors and others should note that AVANGRID routinely posts important information on its website and considers the Investor Relations section, www.avangrid.com/wps/portal/avangrid/Investors, a channel of distribution.

Avangrid, Inc.

Condensed Consolidated Statements of Income

(In Millions except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($M)	2023	2022	2023	2022
Operating Revenues	$1,587	$1,794	$4,053	$3,927

Operating Expenses
Purchased power, natural gas and fuel used	385	440	1,362	1,181
Operations and maintenance	634	693	1,395	1,344
Depreciation and amortization	285	271	565	532
Taxes other than income taxes	157	169	340	347

Total Operating Expenses	1,461	1,573	3,662	3,404

Operating Income	126	221	391	523

Other Income and (Expense)
Other income	29	9	54	20
Earnings (losses) from equity method investments	4	6	6	259
Interest expense, net of capitalization	(99)	(79)	(194)	(150)

Income Before Income Tax	60	157	257	652

Income tax (benefit) expense	9	(4)	(9)	64

Net Income	51	161	266	588

Net loss attributable to noncontrolling interests	34	23	64	41

Net Income Attributable to Avangrid, Inc.	$85	$184	$330	$629

Earnings per Common Share, Basic:	$0.22	$0.48	$0.85	$1.63

Earnings per Common Share, Diluted:	$0.22	$0.48	$0.85	$1.62

Weighted-average # of Common Shares Outstanding (M):
Basic	386.7	386.7	386.7	386.7
Diluted	387.1	387.2	387.1	387.2

Amounts may not add due to rounding

Reconciliation of Non-U.S. GAAP Financial Measures

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted Net Income (Loss) - $M

(Unaudited)

	Three Months ended June 30,			Six Months ended June 30,
	2023	2022	‘23 vs ‘22	2023	2022	‘23 vs ‘22
Networks	$76	$130	$(54)	$271	$381	$(110)
Renewables	69	73	(3)	118	281	(163)
Corporate*	(60)	(18)	(42)	(59)	(33)	(26)

GAAP Net Income	$85	$184	$(99)	$330	$629	$(299)
Adjustments:
Mark-to-market earnings - Renewables	(8)	(8)	1	(4)	(5)	1
Impact of COVID-19	—	(1)	1	—	1	(1)
Merger costs	2	2	(0)	2	2	(0)
Income tax impact of adjustments**	2	2	(0)	1	1	0

Adjusted Net Income	$80	$178	$(98)	$328	$628	$(299)

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations
**	2023: Income tax impact of adjustments: $2M and $1M from mark-to-market (MtM) earnings - Renewables for the three and six months ended June 30, 2023, respectively.
**

2022: Income tax impact of adjustments: $2.2M and $1.4M from mark-to-market (MtM) earnings - Renewables, $0.7M and $0 from impact of COVID-19 - Networks, and ($0.6)M and ($0.6)M from merger costs - Corporate for the three and six months ended June 30, 2022, respectively.

Non-U.S. GAAP Adjusted Net Income (Loss) - $M

	Three Months ended June 30,			Six Months ended June 30,
	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	2023	2022	‘23 vs ‘22	2023	2022	‘23 vs ‘22
Networks	$76	$129	$(53)	$271	$382	$(111)
Renewables	63	66	(3)	115	277	(162)
Corporate*	(59)	(17)	(42)	(58)	(32)	(26)

Adjusted Net Income	$80	$178	$(98)	$328	$628	$(299)

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted Earnings (Loss) Per Share (EPS)

(Unaudited)

	Three Months ended June 30,			Six Months ended June 30,
	2023	2022	‘23 vs ‘22	2023	2022	‘23 vs ‘22
Networks	$0.20	$0.34	$(0.14)	$0.70	$0.99	$(0.28)
Renewables	0.18	0.19	(0.01)	0.30	0.73	(0.42)
Corporate*	(0.16)	(0.05)	(0.11)	(0.15)	(0.09)	(0.07)

GAAP Earnings Per Share	$0.22	$0.48	$(0.26)	$0.85	$1.63	$(0.77)
Adjustments:
Mark-to-market earnings - Renewables	(0.02)	(0.02)	0.00	(0.01)	(0.01)	0.00
Impact of COVID-19	—	(0.00)	0.00	—	0.00	(0.00)
Merger costs	0.00	0.00	(0.00)	0.00	0.01	(0.00)
Income tax impact of adjustments**	0.00	0.01	(0.00)	0.00	0.00	0.00

Adjusted Earnings Per Share	$0.21	$0.46	$(0.25)	$0.85	$1.62	$(0.77)

Weighted-avg # of Shares (M):	386.7	386.7		386.7	386.7

Amounts may not add due to rounding

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations
**	2023: EPS Income tax impact of adjustments: $0 and $0 from mark-to-market (MtM) earnings - Renewables for the three and six months ended June 30, 2023, respectively.
**

2022: EPS Income tax impact of adjustments: $0.01 and $0 from mark-to-market (MtM) earnings - Renewables, and $0 and $0 from impact of COVID-19 - Networks for the three and six months ended June 30, 2022, respectively.

Non-U.S. GAAP Adjusted Earnings (Loss) Per Share

	Three Months ended June 30,			Six Months ended June 30,
	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	2023	2022	‘23 vs ‘22	2023	2022	‘23 vs ‘22
Networks	$0.20	$0.33	$(0.14)	$0.70	$0.99	$(0.29)
Renewables	0.16	0.17	(0.01)	0.30	0.72	(0.42)
Corporate*	(0.15)	(0.04)	(0.11)	(0.15)	(0.08)	(0.07)

Adjusted Earnings Per Share	$0.21	$0.46	$(0.25)	$0.85	$1.62	$(0.77)

Weighted-avg # of Shares (M):	386.7	386.7		386.7	386.7

Amounts may not add due to rounding

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations